Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK® CORPORATION REPORTS FOURTH QUARTER AND

FISCAL 2004 FINANCIAL RESULTS

BELLEVUE, WA – (March 15, 2005) – SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions and smart cards, today reported its financial results for its fourth quarter and fiscal year ended December 31, 2004.

Fourth Quarter Results

Revenue for the fourth quarter of 2004 was $2.3 million, compared to $2.4 million for the third quarter of 2004 and $488,000 for the fourth quarter of 2003. The Company reported a net loss attributable to common stockholders of $6.6 million, or $0.08 per share, in the fourth quarter of 2004. This is compared to a net loss attributable to common stockholders of $7.2 million, or $0.12 per share, in the third quarter of 2004, which included a $2.2 million non-cash charge related to the modification of warrants in connection with the Company’s special warrant offer in July 2004, and a net loss attributable to common stockholders of $2.9 million, or $0.11 per share, in the fourth quarter of 2003.

Non-GAAP operating loss for the fourth quarter of 2004 was $5.4 million, which excludes certain non-cash charges such as the amortization of intangible assets and stock-based compensation expense. This compared to a non-GAAP operating loss of $2.9 million for the fourth quarter of 2003. SAFLINK believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the Company’s financial performance by reconciling more closely the actual cash expenses of the Company in its operations, as well as excluding expenses that, in management’s view, are unrelated to the Company’s core operations. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

Fiscal 2004 Results

Revenue for fiscal 2004 was $6.4 million, compared to $2.0 million for fiscal 2003. The Company reported a net loss attributable to common stockholders of $18.1 million, or $0.36 per share, for fiscal 2004, as compared to a net loss attributable to common stockholders of $10.7 million, or $0.42 per share, for fiscal 2003.

Non-GAAP operating loss for fiscal 2004 was $15.7 million, which excludes certain non-cash charges such as the amortization of intangible assets and stock-based compensation expense. This compared to a non-GAAP operating loss of $10.1 million for fiscal 2003. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

Glenn Argenbright, President and CEO of SAFLINK commented, “2004 was a pivotal year for SAFLINK from a strategic perspective. Prior to entering the year, we identified the key technology components that we believed would garner the greatest sales opportunities for the Company in the long run. We then set out and acquired those components such as physical access, smart card middleware and PKI technologies. Combined with our biometric expertise and middleware, we believe we have been able to assemble a suite of solutions that is helping define the emerging market known as credentialing.”

Argenbright continued, “We believe our vision and foresight was supported by the types of major government initiatives launched during the year such as US-VISIT and the Transportation Security Administration’s TWIC and Registered Traveler programs. With our new comprehensive offerings, we were able to gain significant positioning on the first two programs, and we will be pursuing the third program in the near term, in concert with an impressive group of partners.”

“We plan to leverage our positioning on these programs with the goal of accelerating deployment on these and other credentialing programs,” said Glenn Argenbright, SAFLINK President and CEO.

SAFLINK will hold a conference call to discuss financial results today at 5:00 PM EST. SAFLINK may provide forward-looking information on this call. To listen to the conference, please call 1-800-257-1836, domestically, or 303-262-2137, internationally. A recording of the call will be available on the Investors page of SAFLINK’s web site for ten business days after the call.

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing process control systems; and time and attendance systems. We also offer protection for popular applications such as e-mail, instant messaging, web transactions, and individual files. For more information, please see www.saflink.com or call SAFLINK at 800-762-9595.

NOTE: “SAFLINK,” “SAFsolution,” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with government programs and contracts, which are often non-standard and may be subject to cancellation without penalty and may produce volatility in earnings and revenue, the company’s financial condition, its ability to complete new sales contracts entered into this quarter, its ability to convert any backlog or potential sales opportunities into definitive agreements and revenue-producing relationships, the possibility that the merger with SSP-Litronic could disrupt the company’s business because of problems combining certain aspects of the companies and diversion of management’s attention from it core business, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of SSP-Litronic, the combined company’s ability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, SAFLINK’s ability to sell its products, its ability to compete with competitors and the growth of the biometrics market as well as other factors that are discussed in the company’s Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Jon C. Engman, Chief Financial Officer

(800) 762-9595

investorrelations@saflink.com

INVESTOR RELATIONS CONTACT

MKR Group, LLC

Todd Kehrli or Marie Dagresto

(818) 556-3700

investorrelations@saflink.com

- Continued on Next Page -

SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Revenue:
Product	$1,708	$99	$4,580	$787
Service	559	389	1,818	1,228

Total revenue	2,267	488	6,398	2,015

Cost of revenue:
Product	758	84	2,211	300
Service	367	140	1,131	478
Amortization of intangibles	670	—	1,227	—

Total cost of revenue	1,795	224	4,569	778

Gross profit	472	264	1,829	1,237

Operating expenses:
Product development	2,284	601	5,637	2,474
Sales and marketing	2,180	1,616	7,176	5,255
General and administrative	2,113	910	5,898	3,615
Amortization of intangibles	39	—	97	—
Stock-based compensation	460	19	859	680

Total operating expenses	7,076	3,146	19,667	12,024

Operating loss	(6,604)	(2,882)	(17,838)	(10,787)

Interest expense	(37)	(3)	(59)	(14)
Other income, net	96	14	203	65
Change in fair value of outstanding warrants	—	—	1,808	—

Loss before income taxes	(6,545)	(2,871)	(15,886)	(10,736)

Income tax provision	12	—	51	—

Net loss	(6,557)	(2,871)	(15,937)	(10,736)

Modification of outstanding equity instruments	—	—	(2,167)	—

Net loss attributable to common stockholders	$(6,557)	$(2,871)	$(18,104)	$(10,736)

Basic and diluted loss per common share	$(0.08)	$(0.11)	$(0.36)	$(0.42)
Weighted average number of common shares outstanding	78,472	27,062	50,125	25,505

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Operating loss	$(6,604)	$(2,882)	$(17,838)	$(10,787)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	670	—	1,227	—
Amortization of intangibles – general and administrative	39	—	97	—
Stock-based compensation	460	19	859	680

Non-GAAP operating loss	$(5,435)	$(2,863)	$(15,655)	$(10,107)

Net loss attributable to common stockholders	$(6,557)	$(2,871)	$(18,104)	$(10,736)
Adjustments to reconcile net loss attributable to common shareholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangibles – cost of sales	670	—	1,227	—
Amortization of intangibles – general and administrative	39	—	97	—
Stock-based compensation	460	19	859	680
Change in fair value of outstanding warrants	—	—	(1,808)	—
Modification of outstanding equity instruments	—	—	2,167	—
Income tax provision	12	—	51	—

Non-GAAP net loss attributable to common stockholders	$(5,376)	$(2,852)	$(15,511)	$(10,056)

Non-GAAP net loss attributable to common stockholders	$(0.07)	$(0.11)	$(0.31)	$(0.39)
Weighted average number of common shares outstanding	78,472	27,062	50,125	25,505

Statement Regarding Non-GAAP Disclosures:

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (GAAP), in our historical information for the period presented in the press release and conference call, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges including amortization of intangibles and stock-based compensation expense. We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2004	December 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$22,217	$7,099
Accounts receivable, net	1,737	610
Inventory	672	295
Other current assets	1,034	454

Total current assets	25,660	8,458

Furniture and equipment, net	1,153	622
Intangible assets, net	24,186	1,610
Goodwill	95,223	2,158

Total assets	$146,222	$12,848

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,665	$547
Accrued expenses	2,207	1,087
Convertible note payable	1,250	—
Other current obligation	937	—
Deferred revenue	340	113

Total current liabilities	6,399	1,747

Deferred tax liability	628	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	797	281
Deferred stock-based compensation	(1,841)	—
Additional paid-in capital	254,328	106,805
Accumulated deficit	(114,089)	(95,985)

Total stockholders’ equity	139,195	11,101

Total liabilities and stockholders’ equity	$146,222	$12,848